Exhibit 99.1

[Healthways Logo]

FOR IMMEDIATE RELEASE

Contact:
Kriste Goad	Jonathan Burns
615.263.7524 (o), 615.294.4771 (cell)	615.263.3571 (o), 615.627.7755 (cell)
kriste.goad@healthways.com	jonathan.burns@healthways.com

David Goodspeed

480.783.9555 (o), 602.740.6806 (cell)

dgoodspeed@axiahealth.com

HEALTHWAYS COMPLETES AXIA ACQUISITION

New Standard Set for Comprehensive, Personalized Health and Care Support

John Harris Tapped to Lead Health Support Operations; Ben Lytle to Join Board

NASHVILLE, Tenn. – Dec. 1, 2006 –Healthways, Inc. (NASDAQ: HWAY) today announced the completion of its $450 million acquisition of Axia Health Management, LLC (Axia), the national leader in preventive health care, bringing to market a new industry standard for comprehensive, lifetime Health and Care SupportSM services. The transaction, which was first announced in October and is expected to be accretive for fiscal 2007, is effective immediately and was financed through a combination of cash on hand and credit facility borrowings.

“Axia has assembled the best preventive health programs, including such premiere brands as SilverSneakers® and QuitNet®. By combining these programs with our own award-winning Health and Care Support services, we are uniquely positioned to bring to market a full spectrum of highly personalized and proven interventions to maintain or improve health and productivity,” Healthways President and CEO Ben R. Leedle, Jr. said. “Our acquisition of Axia transforms the dynamics of both the wellness and disease management markets and clearly positions Healthways as the industry leader and partner of choice for commercial and Medicare Advantage health plans, employers and government purchasers who are increasingly seeking a single partner for their health and care support programs.”

Management

Axia’s John Harris, M.Ed., FAWHP, has been selected to lead Healthways’ overall Health Support efforts, which will include all of Axia’s services as well as the Company’s award-winning myhealthIQSM outcomes-driven wellness program. Harris has more than 25 years of experience in the health management field and was Principal of Harris HealthTrends, Inc., which was founded in 1987, and acquired by Axia in December 2005. Harris HealthTrends specializes in telephonic lifestyle management coaching and on-site health services for clients ranging from Fortune 500 companies to those having fewer than 100 employees. Mr. Harris has developed nationally recognized health programs and also is the author of numerous publications on employee health.

It is anticipated that Axia CEO Ben Lytle will join the Healthways Board of Directors and will also serve on the Company’s Strategic Advisory Board. In addition, Lytle has entered into an

Healthways Acquires Axia Health Management

December 1, 2006

agreement to provide ongoing counsel in the areas of strategy and innovation exclusively for Healthways. Prior to founding Axia, Lytle was CEO of Anthem, which acquired Wellpoint to become the nation’s largest health plan. He retired as Anthem’s CEO in 1999, but continued as an active chairman until 2003. Lytle is active in healthcare reform and is a member of the Board of the American Enterprise Institute. He is an Executive in Residence at the University of Arizona and 2004 winner of the University of Arizona Executive of the Year Award.

“In developing this transaction, we recognized that retention of the leaders who created the businesses that comprise Axia was a critical factor for future success,” Leedle said. “I am extremely pleased to announce that Healthways has secured the leadership commitment of key Axia executives including Hugh Lytle, Bob Jacques, Steve Lindstrom, Bill Lubin, Chris Cartter, Bob Gottschalk, Patrick Yount, David Hall and Stephen Hall. The addition of this management strength assures our customers and our shareholders of the focused executive talent necessary to continue to provide our industry-leading and outcomes-driven Health and Care Support programs.”

Strategic Fit

Axia brings best-in-class solutions in the areas of physical activity, nutrition, weight management, smoking cessation, stress relief, early detection and screening that are the critical base for improving or maintaining individual health. In addition, Axia provides unique, high-touch delivery platforms for those solutions through its National Health Provider Network (HPN) of 10,000 fitness centers, more than 3,000 Axia-certified health improvement instructors, 30,000 health and alternative care providers and robust web applications. The HPN provides important new access points and venues for individuals seeking support in their pursuit of improved health or reduced health risk.

The addition of this unique national network will enable consumers to obtain everything from in-person health coaching, fitness center access and online communities of interest, to telephonic lifestyle management, condition and disease management, high-risk care management and end-of-life support in the manner that best suits their needs and lifestyles.

Healthways first expanded into health support services in 2005, with its acquisition of myhealthIQSM, an outcomes-driven wellness program with a unique approach to identify individual health risk factors and provide a standardized health risk score.

“Until today, no company in the industry could claim a scope of services that could be tailored to the unique needs of each individual in the population irrespective of that person’s health status,” Leedle said. “We anticipate strong and growing interest in the comprehensive new suite of capabilities that we can now provide on a sole-source basis to all purchasers who are concerned about the impact of health care on productivity and costs.”

Transaction Financing

The transaction was financed through cash on hand, a $200 million term loan B and borrowings under the Company’s amended and restated $400 million revolving credit facility.

Financial Guidance

Healthways today reaffirms its previously provided financial guidance for fiscal 2007. The Company’s guidance for revenues for fiscal 2007 is in a range of $667 million to $701 million, including revenues of $145 million to $155 million from Axia. The Company’s guidance for net income per diluted share for fiscal 2007 is in a range of $1.44 to $1.61, including $.01 to $.03 per diluted share from Axia.

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Healthways Acquires Axia Health Management

December 1, 2006

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, those statements regarding Healthways’ beliefs and expectations regarding the Company’s future earnings and results of operations and the financial impact of the transaction in future periods. In order for Healthways to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. These factors include but are not limited to: the Company’s ability to successfully integrate the operations of Axia into the Company’s business, the Company’s ability to achieve the expected financial results for Axia, and other risk factors detailed in the Company’s filings with the SEC. The Company undertakes no obligations to update or revise any such forward-looking statements.

About Healthways

Healthways, Inc. is the leading and largest provider of specialized, comprehensive Health and Care SupportSM programs and services, including preventive health, outcomes-driven wellness, disease management and high-risk care management to health plans, employers and government. As of August 31, 2006, the Company provided Health and Care Support services for more than 2.4 million people nationwide. Healthways helps people lead healthier lives while reducing overall healthcare costs, providing people the support they need when they need it to enable them to make better choices and achieve better health outcomes. For more information, visit www.healthways.com.